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                                                                    EXHIBIT 23.2

P.H. Tang & Co.       Main Office                   Corporate Reconstruction &
Certified Public      3/rd/ Floor, Rammon House,    Insolvency Office
Accountants           101 Sai Yaung Choi Street     8/th/ Floor, Gold & Silver
                      South                         Commercial Building
                      Mongkok, Kowloon,             12-18 Mercer Street,
                      Tel: 2398 1138                Central, Hong Kong
                      Fax: 2398 1289                Tel: 2815 5823
                                                    Fax: 2815 5987

January 28, 2003


To        (i)    M/s. Ram Associates
                 Princeton, New Jersey - USA

          (ii)   M/s. Silverline Technologies Limited
                 Unit 121, SDF IV, Seep3. Andhari East
                 Mumbai 400 096 - India

Dear Sirs,

Re: Sky Capital International Limited

We consent to the incorporation of our report dated April 27, 2001 relating to Sky Capital International Limited's audited financial amendments for the quarters ended December 31, 2000 and March 31, 2001, in this Annual Report on Form 20-F of Silverline Technologies Limited for the period ended March 31, 2002.

Place: Hong Kong

Yours faithfully,


/s/ P.H. Tang & Co.
P.H. TANG & CO.
Certified Public Accountants